SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]         Preliminary Proxy Statement
[ ]         Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))
[X]         Definitive Proxy Statement
[ ]         Definitive Additional Materials
[ ]         Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                     TRAILER
                                  BRIDGE, INC.
                (Name of Registrant as Specified in Its Charter)
                   ------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)         Title of each class of securities to which transaction applies:
            --------------------------------------------------------------------

(2)         Aggregate number of securities to which transaction applies:
            --------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            --------------------------------------------------------------------

(4)         Proposed maximum aggregate value of transaction:
            --------------------------------------------------------------------

(5)         Total Fee Paid:
            --------------------------------------------------------------------

[ ]         Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)         Amount previously paid:

(2)         Form, schedule or registration statement no.:

(3)         Filing party:

(4)         Date filed:

                              TRAILER BRIDGE, INC.

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Trailer Bridge, Inc.:

                        The Annual Meeting of Stockholders of Trailer Bridge, Inc. a Delaware corporation (the "Company"), will be held at the company's facility at 10405 New Berlin Road East, Jacksonville, Florida 32226 at 1:00 P.M. Jacksonville time on Wednesday, May 16, 2001 for the following purposes:

                        (1) To elect five directors of the Company to hold office until the next annual meeting of stock-holders; and

                        (2) To approve the Non-Employee Director Stock Purchase Plan recommended by the directors; and

                        (3) To approve the Amendment to the Employee Stock Purchase Plan recommended by the directors; and

                        (4) To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

                        A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000 also accompanies this Notice.

                        The Board of Directors has fixed the close of business on March 30, 2001, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Each holder of shares of the Company's Common Stock is entitled to one (1) vote for each share of Common Stock held on the record date.

                                       By order of the Board of Directors,



                                       WILLIAM G. GOTIMER, JR.
                                       Secretary and General Counsel

Jacksonville, Florida
April 23, 2001

                PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
               RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER
                 OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

                              TRAILER BRIDGE, INC.
                           10405 NEW BERLIN ROAD EAST
                           JACKSONVILLE, FLORIDA 32226

                                 PROXY STATEMENT

                        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Trailer Bridge, Inc., a Delaware corporation (the "Company"), of proxies for use at the 2001 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 16, 2001, and any adjournment thereof (the "Annual Meeting"). This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about April 23, 2001.

                        The Company's common stock, $.01 par value (the "Common Stock") is the only issued and outstanding class of stock. Only stockholders of record at the close of business on March 30, 2001 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 9,777,500 shares of Common Stock outstanding and entitled to vote.

                          VOTING RIGHTS AND PROCEDURES

                        Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. If a properly signed proxy form is returned to the Company and is not marked, it will be voted in accordance with the recommendation of the Board of Directors on all proposals. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person.

                        Each share of Common Stock is entitled to one (1) vote. The holders of shares having a majority of the votes which could be cast by the holders of all shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not present or represented at the Annual Meeting for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will not be considered as present and entitled to vote with respect to that matter. M. P. McLean owns 5,338,000 shares of Common Stock. Consequently, M. P. McLean controls approximately 55% of the voting power of the Company on all matters presented for stockholder action.

                        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and such election inspectors will determine whether or not a quorum is present.

                        The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 2001 Annual Meeting of Stockholders enclosed herewith. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of the holders of Common Stock having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company's Certificate of Incorporation, the Company's By-laws or applicable law. A list of stockholders as of the record date will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting at the Company's offices in Jacksonville.

                              ELECTION OF DIRECTORS

                        The number of directors of the Company, as determined by the Board of Directors under Article III of the Company's By-laws, is currently five. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

                        Directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no effect on the outcome of the election.

                        The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director currently serves as a director of the Company. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxy holder for such person or persons as may be designated by the Board of Directors.

                       Nominees for Election as Directors

                                            Business Experience During the
Name                       Age          Past Five Years and Other Information
----                       ---          -------------------------------------

M.P. McLean                87        Mr. McLean, a director since April 1991, is
                                     the founder and principal stockholder of Trailer Bridge. His principal business activity during the past five years has related to developing Trailer Bridge. He served as President from June 1991 to July
                                     1992 and from January 1995 to November
                                     1995. Mr. McLean is a pioneer in
                                     transportation who is responsible for a
                                     number of innovations in both trucking and shipping and who is best known as the founder of container shipping. He built
                                     McLean Trucking Company into one of the
                                     largest and most profitable trucking
                                     companies in the U.S., where it was the
                                     first major user of diesel engines in its tractors. In the mid-1950's, he purchased two steamship companies which were combined to form Sea-Land Service, Inc. ("Sea-Land") which introduced and developed container shipping. Following the sale of Sea-Land in 1968, Mr. McLean went on to found McLean
                                     Industries whose principal subsidiary, U.S.
                                     Lines, became the largest container
                                     shipping company in the world.  His
                                     business accomplishments led to his
                                     induction in the Fortune Magazine Business
                                     Hall of Fame, and he was referred to by a leading business magazine as "one of the few men who changed the world."

John D. McCown             46        Mr. McCown, a director since April 1991,
                                     has served as the Chairman of the Board and Chief Executive Officer since November
                                     1995.  From July 1992 to November 1995, Mr.
                                     McCown was Vice President of the Company.
                                     In addition to his role at Trailer Bridge, he is President and Chief Executive Officer of Kadampanattu Corp., an affiliate of Trailer Bridge that owns two vessels now utilized by Trailer Bridge in its present
                                     Puerto Rico service. Mr. McCown has worked for Malcom P. McLean in various capacities since 1980. Mr. McCown is a graduate of Harvard Business School (MBA, 1980) and
                                     Louisiana State University (BBA, 1975).

Kenneth G. Younger         75        Mr. Younger, a director since September
                                     1997, is the former Chairman and Chief
                                     Executive  Officer of Carolina Freight
                                     Corporation, a position he held from 1977 to 1990 and 1993-1994. Prior to joining
                                     Carolina Freight Corporation, a large less-than-truckload trucking concern, in 1970,
                                     Mr. Younger held various management
                                     positions with Sea-Land Services.  Mr.
                                     Younger also serves on the board of
                                     directors of Kenan Transport Company.  Mr.
                                     Younger serves on both the Compensation and Audit Committees.

Artis E. James             54        Mr. James, a director since September 1997,
                                     is the President and Chief Executive
                                     Officer of Purcell Co., Inc., a real estate development company with properties in the southeastern U.S. Mr. James has held that position since 1979. Purcell Co., Inc. is a subsidiary of a company where M. P.
                                     McLean is the majority stockholder.  Mr.
                                     James serves on both the Compensation and Audit Committees.

Charles R. Cushing         65        Mr. Cushing, a director since January 2001,
                                     is the President of C. R. Cushing & Co.,
                                     Inc., an international  firm of naval
                                     architects and marine engineers, since
                                     1968. From 1961 to 1968 Mr. Cushing was
                                     Chief Naval Architect for Sea-Land
                                     Service, Inc. Mr. Cushing is founder and a principal in Oiltest, Inc., a firm providing testing and inspection services throughout the world. Mr. Cushing serves on both the Compensation and Audit Committees.


                        The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director named above. Because M.
P. McLean, the owner of approximately 55% of the outstanding Common Stock, intends to vote for the election of each nominee for director named above, such election is assured.

                        EXECUTIVE OFFICERS OF THE COMPANY

                        Executive officers of the Company serve at the will of the Board of Directors. The executive officers of the Company are as follows:

     NAME                        AGE                    POSITION

John D. McCown                    46       Chairman of the Board and Chief
                                           Executive Officer

Ralph W. Heim                     54       President and Chief Operating Officer

David A. Miskowiec                53       Vice President of Sales

J. Edward Morley                  53       Vice President of Operations

Mark A. Tanner                    49       Vice President of Administration and
                                           Chief Financial Officer

Robert van Dijk                   54       Vice President of Pricing

William G. Gotimer, Jr.           41       Secretary and General Counsel

                        Mr. Heim has served as President since November 1995 and Chief Operating Officer since January 1992. From May 1991 until November 1995, Mr. Heim served as Vice President of the Company. Prior to joining Trailer Bridge in 1991, Mr. Heim worked at Crowley Maritime Corporation for five years in various operating capacities primarily related to its Puerto Rico service. His other transportation experience includes more than 15 years with Sea-Land, Puerto Rico Marine Management and U.S. Lines in diverse domestic and international assignments. Mr. Heim graduated from Jacksonville University with a B.S. in Business Management.

                        Mr. Miskowiec has served as Vice President of Sales since November 1998. Prior to joining Trailer Bridge in 1997, Mr. Miskowiec worked at Crowley American Transport where he held a variety of sales and management positions. From 1994 until 1997 he served as Director of Corporate Accounts, Director of Puerto Rico Trade and Area Manager Commodity Sales for Crowley American Transport. Mr. Miskowiec graduated from the University of Minnesota with a B.A. in Political Science.

                        Mr. Morley has served as Vice President of Operations since July 1992 and is responsible for marine and terminal operations. Prior to joining Trailer Bridge in 1991, Mr. Morley was with Sea-Land where he was responsible for operations in Puerto Rico from 1990 to 1991. Mr. Morley's overall transportation experience with major container transportation companies spans over 25 years.

                        Mr. Tanner, a CPA, has served as Vice President of Administration and Chief Financial Officer since January 1992. Mr. Tanner joined Trailer Bridge in 1991 from Crowley Maritime Corporation where he was Manager of Analysis and Statistics for four years. His prior experience includes three years as Manager of Corporate Planning for The Charter Company, which was a Jacksonville based $5 billion publicly-held company, and five years in public accounting.

                        Mr. van Dijk has served as Vice President of Pricing since July 1992 and directs all pricing related activities. Prior to joining Trailer Bridge in 1991, Mr. van Dijk worked for Crowley Maritime Corporation, where he directed pricing for the Puerto Rico service. Mr. van Dijk's pricing related experience includes over 30 years with American Transport, U.S. Lines, Weyerhauser Shipping, Sea-Land and Holland America Lines.

                        Mr. Gotimer has served as General Counsel since 1991. Mr. Gotimer also acts as legal counsel for Malcom P. McLean, including General Counsel for Kadampanattu Corp. His previous experience includes legal counsel with British Airways, Plc., Pan American World Airways and McLean Industries. Mr. Gotimer has an L.L.M. degree in Taxation from New York University School of Law and both a JD and BS degree in accounting from St. John's University.

                      MEETINGS AND COMMITTEES OF THE BOARD

                        The Board of Directors has both an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. During the fiscal year ended December 31, 2000, the Board of Directors met five times and the Audit Committee met four times in conjunction with meetings of the full board, and the Compensation Committee met once. During 2000, all directors attended more than 75% of the meetings of the Board of Directors and of the committees thereof on which they served.

                        The duties of the Audit Committee are to oversee the Company's internal control structure; review the Company's financial statements and other financial information to be included in the Company's 10-K and annual report to stockholders; select the independent auditors for the Company; and review the Company's annual audit plan. The Audit Committee is comprised of Artis E. James, Kenneth G. Younger, and Charles R. Cushing, each of who is "independent" under Nasdaq rules. The scope of the Audit Committee's duties is detailed in the committee's charter attached hereto as Appendix A, which the Board of Directors adopted and approved in June 2000.

                        The duties of the Compensation Committee are to make recommendations to the Board of Directors concerning the salaries of the Company's officers; to exercise the authority of the Board of Directors concerning the Company's 1997 Incentive Stock Plan; and to advise the Board of Directors on other compensation and benefit matters. The members of the Compensation Committee are Messrs. James, Younger and Cushing.

                  OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

                        The following table sets forth information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company, (ii) the executive officers of the Company named in the table under "Compensation of Directors and Executive Officers-- Summary Compensation Table," (iii) all directors and executive officers of the Company as a group, and (iv) based on information available to the Company and a review of statements filed with the Commission pursuant to Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each person that owns beneficially (directly or together with affiliates) more than 5% of the Common Stock as of December 31, 2000. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of the Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                                  Number(1)
      Name                                        Of Shares           Percentage

Malcom P. McLean(1)(3)                            5,338,000              52.5%
John D. McCown(1)(3)                              1,465,400              14.4%
Ralph W. Heim(2)                                    156,625               1.5%
Mark A. Tanner(2)                                    67,215                .7%
J. Edward Morley(2)                                  55,215                .5%
Robert Van Dijk(2)                                   54,215                .5%
Artis E. James                                       10,000                .1%
Kenneth G. Younger                                    3,000                .1%
Charles R. Cushing                                        0               0.0%
Clara L. McLean(3)                                1,334,500              13.1%
All Directors and Executive Officers
As A Group                                        5,932,724              58.4%


(1) Includes 1,334,500 shares subject to immediately exercisable options granted by Malcom P. McLean to Mr. McCown in February 1994 and May 1997.

(2) Shares subject to options granted in July 1997; January 1998 and March 1999 under the Company's Incentive Stock Plan that become exercisable 20% per year beginning on the first anniversary of the grant. Only presently exercisable options and options exercisable in the next 60 days are included.

(3) The address of each individual is 660 Madison Avenue, 10th Floor, New York, New York 10021.

Section 16(a) Beneficial Ownership Reporting Compliance

                        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

                        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's 2000 fiscal year all applicable Section 16(a) filing requirements were complied with by the officers, directors, and greater than ten-percent beneficial owners.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

                        The following table sets forth a summary of the annual, long-term, and other compensation for services rendered to the Company for the fiscal years ended December 31, 1998; December 31, 1999 and December 31, 2000 paid or awarded to those persons who were, at December 31, 2000: (i) the Company's chief executive officer, and (ii) the Company's four most highly compensated executive officers other than the chief executive officer (collectively, including the Company's chief executive officer, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                              Annual Compensation
                                                       ---------------------------------
                                                                                                Long-Term
                                                                            Other Annual       Compensation       All Other
      Name and                                   Salary         Bonus       Compensation       Options/SARs      Compensation
  Principal Position                 Year          $              $             ($)                 (#)             ($)(1)
  ------------------                 ----       --------      ---------     ------------      --------------     ------------

John D. McCown                      2000         262,500           --           --                     --             887
Chairman of the Board               1999         262,500           --           --                     --           1,300
and CEO                             1998         262,500        2,082           --                     --           1,005

Ralph W. Heim                       2000         165,000           --           --                103,200           5,479
President and                       1999         165,000           --           --                 48,000           5,899
Chief Operating Officer             1998         165,000        3,597           --                 40,000           6,413

J. Edward Morley                    2000         112,070           --           --                 38,400           3,985
Vice President of                   1999         112,070           --           --                 24,000           4,236
Operations                          1998         112,070        2,082           --                 15,000           5,701

Robert Van Dijk                     2000         108,724           --           --                 38,400           3,985
Vice President of                   1999         108,724           --           --                 24,000           4,236
Pricing                             1998         108,724        2,082           --                 15,000           5,701

Mark A. Tanner                      2000         108,000           --           --                 38,400           3,800
Vice President of                   1999         108,000           --           --                 24,000           3,939
Administration & CFO                1998         108,000        2,082           --                 20,000           5,337



(1) Represents the Company's matching contribution to the Company's Section 401(k) deferred compensation plan and excess group life insurance premiums respectively, as follows: In 1998 Mr. McCown, $0 and $1,005; Mr. Heim, $4,800 and $1,613; Mr. Morley, $4,800 and $1,003; Mr. van Dijk, $4,737 and
      $964; and Mr. Tanner, $4,759 and $578. In 1999 Mr. McCown, $0 and $1,300;
      Mr. Heim, $4,706 and $1,193; Mr. Morley,  $1,479 and $742; Mr. van Dijk,
      $3,523 and $713; and Mr. Tanner, $3,501 and $438. In 2000 Mr. McCown, $0
      and $887; Mr. Heim, $4,706 and $773; Mr. Morley, $1,925 and $480; Mr.
      van Dijk, $3,523 and $462; and Mr. Tanner, $3,501 and $299.

Option/SAR Grants In Last Fiscal Year

                        The following table summarizes the grants of stock options awarded to the Named Executive Officers during the fiscal year ended December 31, 2000, under the Company's Incentive Stock Plan.

                                                                         Individual Grants
                                       --------------------------------------------------------------------------------------
                                                                                                          Potential Realizable Value
                                                         % of                                              at Assumed Annual Rates
                                         Options/        Total                                           of Stock Price Appreciation
                                           SAR          Options/                                              for Option Term(3)
                                         Granted          SARs           Exercise         Expiration     ---------------------------
Name                                       (#)          Granted       Price ($/sh)(1)      Date(2)         5%($)         10%($)
----                                       ---          -------       ---------------      -------         -----         ------

John D. McCown.......................         0             0%             n/a                  n/a               0             0
Ralph W. Heim........................   103,200          25.8%            2.843            07/25/10        $184,156      $467,600
Mark A. Tanner.......................    38,400           9.6%            2.843            07/15/10          68,657       173,991
Robert Van Dijk......................    38,400           9.6%            2.843            07/15/10          68,657       173,991
J. Edward Morley.....................    38,400           9.6%            2.843            07/15/10          68,657       173,991



(1) The exercise price equals the price of the Common Stock on the date of grant.

(2) The options were granted on July 25, 2000 and vest ratably over a five-year period, expiring ten years after their grant date. The options are subject to shareholder approval.

(3)         The potential realizable dollar value of a grant is the product of:
            (a) the difference between (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the stock appreciation rate compounded annually over the term of the option (here, 5% and 10%), and (ii) the per-share exercise price of the option, and (b) the number of securities underlying the grant at fiscal year-end.

Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year-End Option/SAR Values

                        The following table provides information concerning options exercised by the Named Executive Officers during the fiscal year ended December 31, 2000, and the value at December 31, 2000, of unexercised options under the Company's Incentive Stock Plan.

                                                                    Number of            Value ($) of
                                                                   Unexercised        Unexercised In-the-
                                                                    Options at         Money Options at
                             Shares                              December 31, 2000     December 31, 2000
                            Acquired                             -----------------     -----------------
                              On
                            Exercise              Value             Exercisable/          Exercisable/
      Name                    (#)            Realized ($)         Unexercisable         Unexercisable
      ----                    ---            ------------         -------------         -------------

John D. McCown                 0                   0                         0/0             0/0
Ralph W. Heim                  0                   0             108,025/328,575             0/0
J. Edward Morley               0                   0              41,415/128,425             0/0
Robert Van Dijk                0                   0              41,415/128,425             0/0
Mark A. Tanner                 0                   0              43,415/133,425             0/0

Compensation of Directors

                        Directors who are not employees of the Company receive an annual retainer of $5,000 and $1,000 for each meeting of the Board of Directors or committee of the Board of Directors attended by such director (if such committee meeting is held other than on the day of a Board meeting), plus reimbursement of expenses incurred in attending such meetings. Directors who are employees of the Company do not receive additional compensation for such services.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

                        The Compensation Committee approves the policies under which compensation is paid or awarded to the Company's executive officers.
The Compensation Committee consists of the three independent members of the Board.

Board of Directors Compensation Committee Philosophy & Description of Compensation Programs

                        The Company's compensation philosophy is designed to link executive performance to long-term stockholder value, connect pay with individual performance, maintain a compensation system that is competitive with the industry standards and attract and retain outstanding executives.

                        The Company's executive compensation program has three components--base salary, annual incentives, and incentive stock plan options. Base salary and annual incentives are primarily designed to reward current and past performance. Long-term incentives are primarily designed to provide strong incentives for long-term future Company growth.

                        In reviewing base salaries of senior management for 2000 and salary compensation for 2001, including the salary of Mr. John D.
McCown, the Company's Chief Executive Officer, the Compensation Committee reviewed and considered (i) compensation information disclosed by similarly-sized publicly held transportation companies; (ii) the financial performance of the Company, as well as the role and contribution of the particular executive with respect to such performance and (iii) non-financial performance related to the individual executive's contributions.

                        Base Salary: To attract and retain qualified executives, base salary is determined using competitive criteria within the transportation industry. Salary increases are based on individual performance and, to a lesser extent, trends within the industry.

                        Annual Incentive: The Company's bonus plan recognizes and rewards executives for taking actions that build the value of the Company, generate competitive total returns for stockholders, and provide value-added solutions for the Company's customers. Bonus compensation is based upon a point system that allocates an overall bonus based upon Company performance. The allocation of points under this system is based upon the subjective decision of the compensation committee. No bonus was granted in 2000 under this plan.

                        Incentive Stock Plan Options: The Company's Incentive Stock Plan Options serve to reward executive performance that successfully executes the Company's long-term business strategy and builds stockholder value. During fiscal year 2000, stock options were granted to the Company's executive officers in July. The grants were designed to motivate each executive officer to continue the Company's growth.

                                            COMPENSATION COMMITTEE:

                                              Charles R. Cushing
                                              Artis E. James
                                              Kenneth G. Younger

Compensation Administration

                        The Compensation Committee will follow an annual cycle to administer each of the three components of executive compensation. The integrity of the Company's compensation program relies on an annual performance evaluation process.


                          REPORT OF THE AUDIT COMMITTEE

                        The purpose of the Audit Committee is to assist the Board of Directors in its oversight of management's conduct of the Company's financial reporting process. The Audit Committee is comprised of Artis E. James, Kenneth G. Younger, and Charles R. Cushing, each of who is "independent" under Nasdaq rules. For the year ended December 31, 2000 the Audit Committee:

                        Reviewed and discussed the Company's fiscal 2000 financial statements with management and representatives of Deloitte & Touche LLP, the Company's independent public accountants, discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61; received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1; and discussed with Deloitte & Touche LLP its independence. Based on the foregoing review, discussions and disclosures, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2000 be included in the Company's annual report on Form 10-K for the fiscal year.

                                        AUDIT COMMITTEE:

                                       Charles R. Cushing
                                       Artis E. James
                                       Kenneth G. Younger

Performance Graph

                        The following line graph compares the Company's cumulative total stockholder return on its Common Stock since July 29, 1997, the date that the Common Stock began trading, with the cumulative total return of the Nasdaq US Index and the S & P Truckers Index. These comparisons assume the investment of $100 on July 29, 1997 in each index and in the Company's Common Stock and the reinvestment of dividends. The graph assumes that $100 of the Company's Common Stock was purchased on July 29, 1997, at the initial public offering price of $10.00 per share. The Company has paid no dividends since its inception. There is no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company makes no predictions as to the future performance of its stock.

                                [OBJECT OMITTED]

                                   7/29/97       12/31/97    12/31/98     12/31/99      12/31/00

   Trailer Bridge, Inc.(1)           100          88.75        15.31       12.50          16.88
   Nasdaq US Index                   100          99.03       139.39      259.53         156.16
   S&P Truckers Index                100         111.47        92.30       88.95          62.40
   (the "Peer Group")

(1) Based on the Company's initial public offering price of $10.00 per share

Principal Accounting Firm Fees

Aggregate fees billed to the company during (for) the fiscal year ending December 31, 2000 by the Company's principal accounting firm, Deloitte & Touche LLP, were as follows:

Audit Fees                                                       $ 82,000
Financial Information Systems
 Design and Implementation Fees                                  $-0-
All Other Fees                                                   $ 33,053 (a)(b)

(a) Includes fees for tax consulting, employee benefits consulting and other non-audit services.

(b) The audit committee believes that the provision of these services is compatible with maintaining the principal accounting firm's independence.



                              CERTAIN TRANSACTIONS

                        The Company charters two roll-on/roll-off barge vessels and the right to use a related ramp structure in San Juan, Puerto Rico from Kadampanattu Corp. ("K Corp"), which is wholly owned by Malcom P. McLean, the Company's founder, controlling stockholder and a director. The charters currently provide for a per vessel payment to K Corp of $10,050 per day and also require the Company to maintain and repair the vessels and ramp. The charters expire at September 1, 2010. Upon the expiration of the charters, the Company has the option to extend the charters for an additional eight years at $11,000 per day per vessel, or may purchase the vessels at their then fair market value. Total expense under these charters from K Corp was $7.3 million in 2000. The charter payments were increased from $5,000 per day per vessel in 1996 following completion of the mid-body expansion. In the opinion of the Board of Directors, the terms of the charters are at least as favorable as those that could be obtained from unaffiliated third parties.

                        The Company was reimbursed in 2000 for $907,439 in non-recurring marine related expenses of the roll-on roll-off vessels from K
Corp.   At December 31, 2000 the Company had $9.0 million due to K Corp. as non-
current debt. During 2000, the Company sold K Corp. a piece of land for $750,000. A gain of $336,818 was recognized on this transaction.

                        The Company will continue a policy that any transactions with affiliated persons or entities will be on terms no less favorable to the Company than those that could have been obtained on an arms-length basis from unaffiliated third parties.

                           2. PROPOSAL TO APPROVE THE
                   NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

Introduction

            The Board of Directors has adopted the Non-Employee Director Stock Incentive Plan (the "Director Plan"), subject to approval by shareholders.

            The Director Plan is intended to attract and retain highly competent individuals to serve as non-employee directors to contribute to the Company's success, and to promote long-term objectives that will inure to the benefit of all shareholders of the Company.

General

            The Director Plan authorizes incentive awards to directors who are not employees of the Company in the form of stock options. As of March 19, 2001, the closing price of the Common Stock on the Nasdaq National Market was $2.4375.

Amount of Stock Available for Awards

            The number of shares of Common Stock reserved for grant under the Director Plan is 50,000 shares of Common Stock. The Board of Directors may adjust the number of shares of Common Stock available for issuance under the Director Plan and the terms of outstanding awards in the event of a stock dividend, stock split, merger or consolidation of shares or similar transaction. Shares covered by the unexercised portion of a terminated option will be available for the issuance of new options.

Administration

            The Board of Directors administers the Director Plan and has the complete authority to determine when to grant awards, which non-employee directors will receive awards and the terms of the awards. The Board of Directors may impose conditions on the exercise of options, including performance targets and waiting periods.

Options

            Awards under the Director Plan will be in the form of options to purchase shares of Common Stock. Options granted under the Director Plan must be nonstatutory stock options. The option price of Common Stock may not be less than 100% of the fair market value of the Common Stock on the date of the option grant.

            Options may be exercised only at such times as specified by the Board of Directors. If the option provides, an optionee exercising an option may pay the purchase price in cash, by delivering shares of Common Stock, or by delivering an exercise notice together with instructions to a broker to deliver to the Company the amount of sale proceeds from the option shares to pay the exercise price. The Board of Directors may accelerate the exercisability of an option, including upon a change of control of the Company or the sale of all or substantially all of its assets.

Transferability of Awards

            Except as determined by the Board of Directors, options may not be transferred or pledged by a participant, other than by will or the laws of descent and distribution, and are not exercisable by a person other than a participant during the participant's lifetime. In its discretion, the Board may permit a participant to transfer an option without consideration to the participant's children, grandchildren and/or spouse, or to trusts for the benefit of such family members or other entities of which such family members are the only equity owners.

Modification of the Plan

            The Board of Directors may terminate or amend the Director Plan at any time, provided that no change will adversely affect an outstanding option without the participant's consent. If not sooner terminated by the Board, the Director Plan will terminate at the close of business on July 10, 2010.

Federal Income Tax Consequences

            No income will be recognized by a participant at the time a nonstatutory option is granted. The exercise of a nonstatutory stock option will generally be a taxable event that requires the participant to recognize, as ordinary income, the difference between the fair market value of the shares at the time of exercise and the option exercise price. The Company ordinarily will be entitled to claim a federal income tax deduction on account of the exercise of a nonstatutory option equal to the ordinary income recognized by the participant.

New Plan Benefits Subject to Shareholder Approval

            Since adoption of the Director Plan, the Board has granted 37,500 nonstatutory options at an exercise price of $2.843 per share to 3 non-employee directors, subject to shareholder approval of the Director Plan. These options were granted on July 25, 2000 and vest ratably over a five-year period, expiring ten years after date of grant. No officer or employee of the Company will be entitled to any benefits under the Director Plan.

Vote Required

            The Non-Employee Director Stock Incentive Plan will be approved if the votes cast in favor of approval of the Director Plan exceed the votes cast against approval. Abstentions and broker-non-votes will have no effect on the outcome of the vote.

The Board of Directors believes that approval of the Director Plan is in the best interest of all shareholders and recommends a vote for this plan. Because M.P. McLean, the owner of approximately 55% of the outstanding Common Stock, intends to vote in the affirmative, the approval of such plan is assured.

                  3. PROPOSAL TO AMEND THE STOCK INCENTIVE PLAN

Introduction

            The Board of Directors has approved, subject to shareholder approval, an amendment to the Company's Stock Incentive Plan (the "Stock Plan") to increase the number of shares of Common Stock reserved for issuance under the Stock Plan from 785,000 to 1,300,000 shares.

Reasons for and Possible Effect of the Amendment

            Prior to the Board's approval of the increase in shares available under the Stock Plan, 79,973 shares of Common Stock remained available for grants under the Stock Plan and 705,027 shares were subject to outstanding options granted under the Stock Plan. Following the Board's approval of the increase under the Stock Plan, an additional 400,000 options were granted, subject to shareholder approval of the Stock Plan amendment. The additional shares will allow the continuation of the Company's policy of providing incentive awards in the form of stock options to eligible employees. These awards provide a means for key employees to increase their personal financial interest in the Company, stimulating the efforts of these employees and strengthening their desire to remain with the Company. However, authorizing the additional shares under the Stock Plan may cause dilution to the Company's current shareholders.

Principal Features of the Stock Plan

            The Stock Plan authorizes incentive awards in the form of options to purchase shares of Common Stock. All present and future key employees of the Company are eligible to receive awards under the Stock Plan. No more than 235,500 shares of Common Stock may be allocated to awards granted to any employee during any single calendar year. In the event of a stock dividend, stock split, merger or consolidation of shares or similar transaction, the number and type of shares subject to the Stock Plan or subject to outstanding options may be appropriately adjusted.

            A committee of the Board of Directors consisting of at least two outside directors administers the Stock Plan and has the complete authority to determine when to grant awards, which employees are eligible to participate in the Stock Plan, which eligible employees will receive awards, the number of shares to be allocated to each award and the terms and conditions of each award. The committee may impose conditions on the exercise of options, including performance targets and waiting periods, and may accelerate the exercisability of options. As of March 19, 2001, 93 persons were eligible to participate in the Stock Plan.

            Options to purchase shares of Common Stock granted under the Stock Plan may be incentive stock options or nonstatutory stock options. The option price of Common Stock may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the Common Stock on the date of the option grant. The value of incentive stock options, based on the exercise price of options that become exercisable for the first time in any calendar year, is limited to $100,000.

            If the option so provides, an optionee exercising an option may pay the purchase price in cash, by delivering shares of Common Stock or by delivering an exercise notice together with instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares to pay the exercise price.

            Unless otherwise provided in the terms of the award, no options may be sold, transferred or pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. All rights granted to a participant under the Stock Plan are exercisable during his or her lifetime only by such participant. In its discretion, the committee may permit a participant to transfer an option without consideration to the participant's children, grandchildren and/or spouse, or to trusts for the benefit of such family members or other entities of which such family members are the only equity owners.

            The Board of Directors may amend or terminate the Stock Plan at any time, provided that no change will adversely affect any outstanding options without the option holder's consent. If not sooner terminated by the Board, the Stock Plan will terminate on July 23, 2007.

Options Granted Subject to Shareholder Approval

            The committee has granted a total of 400,000 nonstatutory stock options at an exercise price of $2.843, subject to shareholder approval of the Stock Plan amendment, to the following individuals and groups to purchase shares in the amounts indicated: Ralph W. Heim, President and Chief Operating Officer:
103,200 shares; J. Edward Morley, Vice President of Operations: 38,400 shares; Robert van Dijk, Vice President of Pricing: 38,400 shares; Mark A. Tanner, Vice President of Administration and CFO: 38,400 shares; all executive officers as a group: 333,600 shares, 38,400 of which have been cancelled as a result of termination of employment; and all employees, other than executive officers, as a group: 66,400 shares. These options were granted on July 25, 2000 and vest ratably over a five-year period, expiring ten years after date of grant.

Federal Income Tax Consequences

            The holder of an incentive stock option generally recognizes no income for federal income tax purposes at the time of the grant or exercise of the option. However, the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax. The optionee generally will be entitled to long term capital gain treatment upon the sale of shares acquired pursuant to the exercise of an incentive stock option, if the shares have been held for more than two years from the date of the option grant and for more than one year after exercise. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), the gain realized on disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise exceeds the applicable exercise price. The Company will not be entitled to an income tax deduction in connection with the exercise of an incentive stock option but will generally be entitled to a deduction equal to the amount of any ordinary income recognized by an optionee upon a disqualifying disposition.

            No income will be recognized by a participant at the time a nonstatutory option is granted. The exercise of a nonstatutory stock option will generally be a taxable event that requires the participant to recognize, as ordinary income, the difference between the fair market value of the shares at the time of exercise and the option exercise price. The Company ordinarily will be entitled to claim a federal income tax deduction on account of the exercise of a nonstatutory option equal to the ordinary income recognized by the participant.
Vote Required

            The amendment to the Stock Plan will be approved if the votes cast in favor of approval of the amendment exceed the votes cast against approval. Abstentions and broker-non-votes will have no effect on the outcome of the vote.

The Board of Directors believes that approval of the amendment to the Stock Incentive Plan is in the best interest of all shareholders and recommends a vote for the amendment to the Stock Incentive Plan. Because M.P. McLean, the owner of approximately 55% of the outstanding Common Stock, intends to vote in the affirmative, the approval of such plan is assured.


                                    AUDITORS

                        The Board of Directors has selected Deloitte & Touche LLP as the independent accountant of the Company. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.


                           PROXY SOLICITATION EXPENSE

                        The expense of proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company will, upon request, reimburse brokers, banks, and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.


                              STOCKHOLDER PROPOSALS

                        Proposals of stockholders must be received in writing by the Secretary of the Company at the principal executive offices of the Company no later than December 24, 2001, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the next Annual Meeting of stockholders. The persons named in proxies solicited by the Company's Board of Directors for the next Annual Meeting may exercise discretionary voting power with respect to any shareholder proposal which is not required to be included in the Company's proxy statement and which is received later than March 9, 2002.


                                  OTHER MATTERS

                        The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters properly come before the Annual Meeting, it is intended that the accompanying proxy may be voted on such matters in accordance with the views of management.

                        Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE, and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.


                                       By order of the Board of Directors,


                                       WILLIAM G. GOTIMER, JR.
                                       Secretary and General Counsel

Jacksonville, Florida
April 23, 2001

                                   APPENDIX A

                             Audit Committee Charter

                        This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of Trailer Bridge, Inc. (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

                        The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control, and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Three Committee members shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the Nasdaq Stock Exchange. The Committee shall maintain free and open communication with the independent auditors, the internal auditors, and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control, or financial reporting practices brought to its attention, with full access to all Company books, records, facilities, and personnel. The Committee may retain outside counsel, auditors or other advisors.

                        One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CFO, the lead independent audit partner, and the director of internal audit.

                        The Committee shall meet at least three times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management, and the internal auditors.

Responsibilities

                        Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

                        * Recommending to the Board the independent auditors to be retained to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

                        * Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

                        * Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

                        * Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

                        * Annually issuing a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

                        * Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

                        * Through the Committee Chair, discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors.

                        * Through the Committee Chair, overseeing internal audit activities, including discussing with management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results, budget, and staffing.

                        * Through the Committee Chair, discussing with management, the internal auditors, and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

                        * Through the Committee Chair, discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements and any material reports or inquiries from regulatory or governmental agencies.

The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly, the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

                                      PROXY

                              TRAILER BRIDGE, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned, revoking all previous proxies, hereby appoints
JOHN D. McCOWN and WILLIAM G. GOTIMER, JR., and each of them, proxies with power of substitution to each, to vote and act at the annual meeting of common shareholders of TRAILER BRIDGE, INC. to be held at the office of the Company, 10405 New Berlin Road East, Jacksonville, Florida 32226, on Wednesday, May 16, 2001 at 1:00 P.M., and at any adjournment thereof, on and with respect to the Common Stock of the undersigned, or on and with respect to which the undersigned is entitled to vote or act.

            IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND AT ANY ADJOURNMENT THEREOF.


              IMPORTANT- TO BE SIGNED AND DATED ON THE REVERSE SIDE

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 and 3.

1.          To elect five Directors:

            Nominees:   Charles R. Cushing, Artis E. James, John D. McCown,
                                    Malcom P. McLean and Kenneth G. Younger


            [_]FOR all        [_] WITHHOLD      INSTRUCTION: To withhold
            nominees          AUTHORITY         authority to vote for any
            listed (except    to vote for       individual nominee, writethat
            as marked to      all nominees      nominee's name in the space
            the contrary                        provided below.
            to the right)

                                                --------------------------------

2.          To approve the Company's Non-Employee Director Stock Incentive Plan

                     [_] FOR   [_] AGAINST   [_] ABSTAIN


3.          To approve the Amendment to the Company's Stock Incentive Plan

                     [_] FOR   [_] AGAINST   [_] ABSTAIN


                              [_]  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT




                              Please sign your name(s) exactly as it
                              appears hereon. If signing as attorney or for estates, trusts or corporations, title or capacity should be indicated. PLEASE RETURN THIS PROXY PROMPTLY.



Signature:__________ Date:________             Signature:__________ Date:_______